                       MORGAN GRENFELL INVESTMENT TRUST
                            DISTRIBUTION AGREEMENT


                                  Appendix A
                        Revised as of: October 29, 2000

______________________________________________________________________________________________________________________
                                                                             Distribution                 Investment
 Series                                               Class                      Fee                         Fee*
----------------------------------------------------------------------------------------------------------------------
 International Select Equity                      Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 International Select Equity                       Investment                    None                        0.25%
-----------------------------------------------------------------------------------------------------------------
 International Select Equity                         Premier                     None                        None
-----------------------------------------------------------------------------------------------------------------
 European Equity                                  Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 European Equity                                   Investment                    None                        0.25%
-----------------------------------------------------------------------------------------------------------------
 International Small Cap Equity                   Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 International Small Cap Equity                    Investment                    None                        0.25%
-----------------------------------------------------------------------------------------------------------------
 Emerging Markets Equity                          Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 Emerging Markets Equity                           Investment                    None                        0.25%
-----------------------------------------------------------------------------------------------------------------
 Global Fixed Income                              Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 Global Fixed Income                               Investment                    None                        0.25%
-----------------------------------------------------------------------------------------------------------------
 International Fixed Income                       Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 International Fixed Income                        Investment                    None                        0.25%
-----------------------------------------------------------------------------------------------------------------
 Emerging Markets Debt                            Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 Fixed Income                                     Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 Fixed Income                                      Investment                    None                        0.25%
-----------------------------------------------------------------------------------------------------------------
 Short-Term Fixed Income                          Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 Short-Term Fixed Income                           Investment                    None                        0.25%
-----------------------------------------------------------------------------------------------------------------
 Municipal Bond                                   Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 Municipal Bond                                    Investment                    None                        0.25%
-----------------------------------------------------------------------------------------------------------------
 Short-Term Municipal Bond                        Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 Short-Term Municipal Bond                         Investment                    None                        0.25%
-----------------------------------------------------------------------------------------------------------------
 High Yield Bond                                  Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 High Yield Bond                                   Investment                    None                        0.25%
-----------------------------------------------------------------------------------------------------------------
 High Yield Bond                                     Premier                     None                        None
-----------------------------------------------------------------------------------------------------------------
 Smaller Companies                                Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 Smaller Companies                                 Investment                    None                        0.25%
-----------------------------------------------------------------------------------------------------------------
 Micro Cap                                        Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------
 Micro Cap                                         Investment                    None                        0.25%
-----------------------------------------------------------------------------------------------------------------
 Total Return Bond                                   Premier                     None                        None
-----------------------------------------------------------------------------------------------------------------
 Total Return Bond                                Institutional                  None                        None
-----------------------------------------------------------------------------------------------------------------

* as a percentage of average net assets